Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 29, 2021, Enterprise Diversified Inc., a Nevada corporation (the “Company” or “ENDI”), CrossingBridge Advisors LLC, a Delaware limited liability company (“CBA”), and Cohanzick Management, LLC, a Delaware limited liability company (the “CBA Member”) (each, a “Party” and collectively, the “Parties”), entered into an Agreement and Plan of Merger (as amended on June 3, 2022 and July 13, 2022, the “Merger Agreement”), pursuant to which ENDI became a wholly-owned subsidiary of ENDI Corp., a new parent entity that is a Delaware corporation (the “New Parent”), through a series of mergers (the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon closing of the Business Combination on August 11, 2022 (the “Closing”), all of the outstanding shares of ENDI capital stock were exchanged for and converted into the right to receive shares of New Parent, and New Parent became ENDI’s sole stockholder. In order to effect the Mergers and the Business Combination, New Parent formed two merger subsidiaries. Upon the Closing, the first merger subsidiary (“Merger Sub 1”) merged with and into ENDI (the “First Merger”), with ENDI as the surviving entity and Merger Sub 1 ceased to exist. Upon consummation of the First Merger, ENDI became a direct, wholly-owned subsidiary of New Parent. Concurrently with the First Merger, and as part of the same overall transaction, the second merger subsidiary (“Merger Sub 2”) merged with and into CBA (the “Second Merger”), with CBA as the surviving entity. Upon consummation of the Second Merger, Merger Sub 2 ceased to exist, and CBA became the surviving company and a direct, wholly-owned subsidiary of New Parent.

In connection with the Business Combination, each share of common stock of ENDI held by ENDI’s stockholders was converted into the right to receive one share of Class A common stock, par value $0.0001 per share, of New Parent (the “Class A Common Stock”). The CBA Member, as the sole member of CBA, received (i) 2,400,000 shares of New Parent Class A Common Stock, (ii) 1,800,000 shares of New Parent Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), (iii) a Class W-1 Warrant to purchase 1,800,000 shares of New Parent Class A Common Stock exercisable for five years after the Closing date (the “Class W-1 Warrant”), (iv) the right to purchase up to 250,000 shares of New Parent Class A Common Stock within five trading days of Closing, and (v) a Class W-2 Warrant to purchase 250,000 shares of New Parent Class A Common Stock exercisable for five years after the Closing date (the “Class W-2 Warrant” and together with the “Class W-1 Warrant”, the “Warrants”). In addition, in connection with the Business Combination, the CBA Member through certain of its designees which included certain officers, directors and employees of the Company acquired an aggregate of 405,000 shares of New Parent Class A Common Stock, which is inclusive of the CBA Member’s obligation, pursuant to the Merger Agreement, to acquire 100,000 shares of New Parent Class A Common Stock.

The New Parent Class A Common Stock and New Parent Class B Common Stock are identical other than the shares of New Parent Class B Common Stock (i) have the right to designate directors (as described below), (ii) shall not be entitled to participate in earnings, dividends or other distributions, (iii) shall not receive any assets of New Parent in the event of a liquidation and (iv) shall be subject to redemption in certain circumstances.

The Class W-1 Warrant and Class W-2 Warrant may be exercised in whole or in part at any time prior to the date that is five years after the date of the Closing at an exercise price of $8.00 per share. Each of the Warrants may also be exercised on a “cashless” basis at any time at the election of the holder and, if not fully exercised prior to the expiration date of the Warrant, shall be automatically exercised on a “cashless” basis.

In addition, in connection with the Business Combination, the CBA Member through certain of its designees which included certain officers, directors and employees of the Company purchased an aggregate of 405,000 shares of New Parent Class A Common Stock (collectively the “Additional Shares”) on August 18, 2022 at a price equal to $5.369 per share.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2022, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021, are based on the historical audited and unaudited financial statements of the Company and CBA.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 give effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Business Combination took place on that date.

These unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Business Combination occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. With respect to the Pro Forma Financial Statements:

●

the unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2022 were derived from (i) the Company’s consolidated financial statements as of and for the three months ended March 31, 2022, as included in its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 13, 2022, and (ii) CBA’s unaudited financial statements as of and for the three months ended March 31, 2022 included elsewhere herein; and

●

the unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2021 were derived from (i) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021, as included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 28, 2022, and (ii) CBA’s audited financial statements as of and for the year ended December 31, 2021 included elsewhere herein.

The unaudited Pro Forma Financial Statements herein have been adjusted to depict the accounting of a business combination for the Business Combination (“Transaction Accounting Adjustments”), which reflect the application of the purchase accounting required by generally accepted accounting principles in the United States (“GAAP”), linking the effects of the Business Combination to the historical consolidated financial statements. The unaudited Pro Forma Financial Statements do not present any synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”) and only presents Transaction Accounting Adjustments. The unaudited Pro Forma Financial Statements reflect management’s preliminary and best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Business Combination based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the unaudited Pro Forma Financial Statements fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the balance sheet and/or statements of operations.

The unaudited preliminary pro forma adjustments for the Business Combination were made primarily to reflect the following Transaction Accounting Adjustments:

●	the Business Combination;

●

changes in the carrying values of certain assets and liabilities based on a preliminary valuation analysis to reflect their estimated fair values at the date of Closing of the Business Combination, including values assigned to previously unrecognized intangible assets and related changes in amortization expenses;

●	transaction costs and fees in connection with the Business Combination; and

●	the effect of the above adjustments on income taxes.

The Pro Forma Financial Statements have been prepared by us in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The Pro Forma Financial Statements are based on various adjustments and assumptions and is not necessarily indicative of what our consolidated statements of operations or consolidated balance sheet actually would have been had the Business Combination been completed as of the dates indicated or will be for any future periods. The Pro Forma Financial Statements do not purport to project our future financial position or operating results following the completion of the Business Combination. The Pro Forma Financial Statements do not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achievable in connection with the Business Combination, or the associated costs that may be necessary to achieve such revenues, synergies, or cost savings.

The Business Combination will be accounted for as a reverse merger business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The Pro Forma Financial Statements presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, and the Company’s assumptions, and will be revised as additional information becomes available. The final purchase price allocation is dependent on, among other things, the finalization of the preliminary asset and liability valuations. The actual adjustments to our consolidated financial statements upon the Closing of the Business Combination will depend on a number of factors, including additional information available and the actual balance of our net assets on the Closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. Any final adjustments will change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited Pro Forma Financial Statements, including a change to goodwill.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2022

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Transaction Accounting Adjustments		Combined Pro Forma

Assets
Current assets
Cash and cash equivalents	$642,672	$15,020,160	$536,900	(a)	$16,199,732
Investments	2,262,239	-	-		2,262,239
Accounts receivable, net	649,854	39,454	-		689,308
Investment redemption receivable	-	2,053,587	-		2,053,587
Other current assets	-	15,387	-		15,387
Total current assets	3,554,765	17,128,588	536,900		21,220,253

Long-term assets
Property and equipment, net	-	8,650	-		8,650
Intangible assets	-	-	1,396,000	(d)	1,396,000
Goodwill, net	-	212,445	(212,445)	(d)	-
Note receivable	-	50,000	-		50,000
Long-term investments	-	-	-		-
Other assets	-	60,049	-		60,049
Total long-term assets	-	331,144	1,183,555		1,514,699
Total assets	$3,554,765	$17,459,732	$1,720,455		$22,734,952

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$-	$16,366	$-		$16,366
Accrued compensation	-	37,759	-		37,759
Accrued expenses	406,344	834,636	500,000	(c)	1,740,980
Deferred revenue	-	191,501	-		191,501
Income taxes payable	-	6,532	-		6,532
Total current liabilities	406,344	1,086,794	500,000		1,993,138

Long-term liabilities
Redeemable Class B Common Stock and Warrants	-	-	610,000	(a)	610,000
Due to affiliate	1,794,895	-	603,526	(g)	2,398,421
Total long-term liabilities	1,794,895	-	1,213,526		3,008,421
Total liabilities	2,201,239	1,086,794	1,713,526		5,001,559

Stockholders’ equity
Members’ equity	1,353,526	-	(1,353,526)	(b)	-
Common stock	-	330,922	(330,407)	(a)	515
Additional paid-in capital	-	27,673,692	(13,855,019)	(a), (d), (e), (g), (h)	13,818,673
Retained earnings (accumulated deficit)	-	(11,631,676)	15,545,881	(b), (c), (d), (e), (h)	3,914,205
Total stockholders’ equity	1,353,526	16,372,938	6,929		17,733,393

Total liabilities and stockholders’ equity (deficit)	$3,554,765	$17,459,732	$1,720,455		$22,734,952

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2022

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Transaction Accounting Adjustments		Combined Pro Forma

Revenues - asset management	$1,707,124	$38,495	$-		$1,745,619
Revenues - real estate	-	1,800	-		1,800
Revenues - internet operations	-	216,680	-		216,680
Total revenues	1,707,124	256,975	-		1,964,099

Cost of revenues - real estate	-	445	-		445
Cost of revenues - internet operations	-	71,194	-		71,194
Total cost of revenues	-	71,639	-		71,639

Gross profit - asset management	1,707,124	38,495	-		1,745,619
Gross profit - real estate	-	1,355	-		1,355
Gross profit - internet operations	-	145,486	-		145,486
Total gross profit	1,707,124	185,336	-		1,892,460

Salaries and wages	756,643	156,847	-		913,490
Other operating expenses	57,665	50,713	87,250	(f)	195,628
Computer expenses	28,878	-	-		28,878
Professional fees	1,200	744,853	-		746,053
Research	3,871	-	-		3,871
Mutual fund expense	47,972	-	-		47,972
Travel and entertainment	12,078	12,046	-		24,124
Insurance	34,358	19,787	-		54,145
Total expenses	942,665	984,246	87,250		2,014,161
Income (loss) from operations	764,459	(798,910)	(87,250)		(121,701)

Gain on sale of real estate	-	43,140	-		43,140
Interest income (expense)	7	-	-		7
Dividend income	9,792	-	-		9,792
Unrealized loss on investment	(12,641)	-	-		(12,641)
Other income, net	-	22,948	-		22,948
Total other income (loss)	(2,842)	66,088	-		63,246

Income (loss) from continuing before income taxes	761,617	(732,822)	(87,250)		(58,455)
Income tax benefit (expense)	-	-	-	(i)	-
Income (loss) from operations	$761,617	$(732,822)	$(87,250)		$(58,455)

Net income (loss) per share from operations, basic		$(0.28)	$(0.03)		$(0.01)
Net income (loss) per share from operations, diluted		$(0.28)	$(0.03)		$(0.01)
Weighted average number of shares, basic		2,647,383	2,500,000		5,147,383
Weighted average number of shares, diluted		2,647,383	2,500,000		5,147,383

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Transaction Accounting Adjustments		Combined Pro Forma

Revenues - asset management	$4,287,085	$4,650,298	$-		$8,937,383
Revenues - real estate	-	356,560	-		356,560
Revenues - internet operations	-	895,385	-		895,385
Total revenues	4,287,085	5,902,243	-		10,189,328

Cost of revenues - real estate	-	248,424	-		248,424
Cost of revenues - internet operations	-	270,627	-		270,627
Total cost of revenues	-	519,051	-		519,051

Gross profit - asset management	4,287,085	4,650,298	-		8,937,383
Gross profit - real estate	-	108,136	-		108,136
Gross profit - internet operations	-	624,758	-		624,758
Total gross profit	4,287,085	5,383,192	-		9,670,277

Salaries and wages	2,066,537	760,775	94,050	(g)	2,921,362
Other operating expenses	214,736	184,988	349,000	(f)	748,724
Computer expenses	133,079	-	-		133,079
Professional fees	124,536	1,813,262	-		1,937,798
Research	64,223	-	-		64,223
Mutual fund expense	107,300	-	-		107,300
Travel and entertainment	38,781	6,505	-		45,286
Insurance	43,030	59,109	-		102,139
Total expenses	2,792,222	2,824,639	443,050		6,059,911
Income from operations	1,494,863	2,558,553	(443,050)		3,610,366

Gain on sale of noncontrolling interest in subsidiary	-	778,872	-		778,872
Impairment expense	-	(189,515)	-		(189,515)
Interest income (expense)	119	(7,327)	-		(7,208)
Dividend income	15,506	-	-		15,506
Unrealized loss on investment	(402)	-	-		(402)
Gain on bargain purchase	-	-	3,154,729	(d)	3,154,729
Other income, net	-	48,298	-		48,298
Total other income	15,223	630,328	3,154,729		3,800,280

Income from continuing before income taxes	1,510,086	3,188,881	2,711,679		7,410,646
Income tax expense	-	(366,532)	-	(i)	(366,532)
Income from operations	$1,510,086	$2,822,349	$2,711,679		$7,044,114

Net income per share from operations, basic		$1.07	$1.08		$1.37
Net income per share from operations, diluted		$1.07	$1.08		$1.37
Weighted average number of shares, basic		2,643,302	2,500,000		5,143,302
Weighted average number of shares, diluted		2,643,633	2,500,000		5,143,633

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

Pursuant to the terms of the Merger Agreement, and in connection with the closing of the Business Combination:

●	100% of CBA’s membership interests outstanding immediately prior to Closing were exchanged for:

o	2,400,000 shares of New Parent Class A Common Stock;

o

405,000 additional shares of New Parent Class A Common Stock acquired by the CBA Member, inclusive of the required purchase of 100,000 shares of New Parent Class A Common Stock by the CBA Member, through certain of its designees which included certain officers, directors and employees of the Company on August 18, 2022 for a purchase price of $5.369 per share;

o

1,800,000 redeemable shares of New Parent Class B Common Stock along with the ClassW-1 Warrant pursuant to which the CBA Member may acquire 1,800,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which warrant will expire five years after the Closing date. The New Parent Class B Common Stock only provides voting rights and no economic interests, and the New Parent Class B Common Stock are redeemable upon the earlier of exercise or expiration of the Class W-1 Warrant; and

o	A Class W-2 Warrant to acquire 250,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which warrant will expire five years after the Closing date.

●	The former stockholders of the Company received rights to receive 2,647,383 shares of New Parent Class A Common Stock;

●

The CBA Member through certain of its designees which included certain officers, directors and employees of the Company acquired an aggregate of 405,000 additional shares, inclusive of the required purchase of 100,000 shares by the CBA Member, of New Parent Class A Common Stock on August 18, 2022 for a purchase price of $5.369 per share;

●

Based on the exchange of equity interests, as of the Closing date, former Company stockholders owned 36.0% of the outstanding shares of common stock and voting interests of New Parent, and former CBA members owned 64.0% of such interests, on a fully diluted basis;

●	A majority of the New Parent Board of Directors was designated by the CBA Member; and

●

New Parent’s officers and senior management will primarily consist of ENDI officers and senior management led by David Sherman as Chief Executive Officer.  The CBA officers will remain in their capacity at CBA.

2.	Basis of Presentation

The unaudited Pro Forma Financial Statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Mergers might have affected the historical financial statements of the Company and CBA if the Mergers had been completed on January 1, 2021 for the purpose of the statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021, and on March 31, 2022 for the purpose of the balance sheet.

Certain disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted in these unaudited Pro Forma Financial Statements as permitted by SEC rules and regulations.

The Transaction Accounting Adjustments reflect the Mergers as a reverse acquisition business combination, using the acquisition method of accounting.

3.	Accounting for the Merger

The Company has concluded that CBA is the accounting acquirer in the Mergers and, accordingly, the Mergers will be accounted for as a reverse acquisition business combination. The unaudited Pro Forma Financial Statements reflect accounting for the Mergers in accordance with the acquisition method of accounting. Under the acquisition method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the estimated fair values of the identifiable net assets acquired over the purchase consideration being recorded as a gain on bargain purchase. The Company’s accounting policies and practices do not materially differ from CBA’s accounting policies and practices.

Purchase Consideration

The Mergers’ consideration is estimated to be $14.4 million:

Common stock outstanding as of March 31, 2022	2,647,383
Closing quoted stock price	$5.44
Estimated consideration	$14,401,764

The fair value of the Company’s common stock used in determining the amount of Mergers consideration was calculated using the Company’s closing quoted stock price on August 10, 2022.

Allocation of Purchase Consideration

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on March 31, 2022, based on their preliminary estimated fair values:

Purchase Consideration	$14,401,764

Tangible Assets Acquired:
Cash	$15,020,160
Prepaid expenses and other assets	2,227,127

Identifiable Intangible Assets Acquired:
Customer relationships	1,396,000

Liabilities Assumed:
Accounts payable and accrued expenses	(895,293)
Deferred revenue and other	(191,501)

Net Assets Acquired	$17,556,493

Bargain Purchase	$3,154,729

The identifiable intangible asset associated with customer relationships will be amortized on a straight-line basis over its preliminary estimated useful life of four years. The fair value of the net assets acquired exceeds the purchase price resulting in the transaction being accounted for as a bargain purchase.  This results in the Company recording a non-operating gain on the transaction.

The Transaction Accounting Adjustments reflect the Mergers as a reverse acquisition business combination using the acquisition method of accounting. The Pro Forma Financial Statements reflect management’s preliminary and best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Mergers based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the unaudited pro forma condensed combined balance sheet and/or statements of operations.

Equity-linked Instruments

As part of the Merger, the CBA Member received (i) 2,400,000 shares of New Parent Class A Common Stock, (ii) 1,800,000 redeemable shares of New Parent Class B Common Stock, (iii) a Class W-1 Warrant to purchase 1,800,000 shares of New Parent Class A Common Stock, (iv) 100,000 shares of New Parent Class A Common Stock for a purchase price of $5.369 per share and (v) a Class W-2 Warrant to purchase 250,000 shares of New Parent Class A Common Stock.

In addition, pursuant to the CBA Member’s right to purchase additional New Parent Class A Common Stock in connection with the Business Combination, on August 18, 2022 the CBA acquired an additional 250,000 shares of New Parent Class A Common Stock for a purchase price of $5.369 per share.

The Company’s stockholders will exchange their outstanding shares for 2,647,383 shares of New Parent Class A Common Stock. In addition, on August 18, 2022, the CBA Member through certain of its designees which included certain officers, directors and employees of the Company acquired an additional 405,000 shares, inclusive of the required purchase of 100,000 shares by the CBA Member, of New Parent Class A Common Stock at a purchase price of $5.369 per share.

New Parent’s legal capital structure (i.e., its outstanding shares of capital stock and equity linked instruments) is reflected as the combined company’s capital structure outstanding. After consummation of the Mergers, the combined company’s statements of operations will include the Company’s and CBA’s activities; historical financial statements will solely reflect CBA’s activities, as the predecessor entity.

4.	Transaction Accounting Adjustments

The following assumptions and adjustments apply to the unaudited Pro Forma Financial Statements related to the Mergers:

(a)	The pro forma condensed combined balance sheet as of March 31, 2022 represents the issuance of the following securities to the identified parties:

o	Issuance to CBA’s former member:

■	2,400,000 shares of New Parent Class A Common Stock;

■	100,000 additional shares of New Parent Class A Common Stock acquired by the CBA Member for $536,900;

■

Option to acquire up to 250,000 additional shares of New Parent Class A Common Stock at a price of the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock, which option will expire 5 trading days after closing. None of these are assumed to be exercised and they are not reflected in the pro forma financial statements; and

■

1,800,000 redeemable shares of New Parent Class B Common Stock along with a Class W-1 Warrant to acquire 1,800,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which warrant will expire five years after Closing. The New Parent Class B Common Stock only provides voting rights and no economic interests, and the New Parent Class B Common Stock are redeemable upon the earlier of exercise or expiration of the Class W-1 Warrant. The combined New Parent Class B Common Stock and Class W-1 Warrant are liability classified financial instruments; and

■	A Class W-2 Warrant to acquire 250,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which warrant will expire five years after Closing.

o	Issuance to the Company’s former stockholders:

■	2,647,383 shares of New Parent Class A Common Stock; and

■

To certain employees, officers and directors, the option to acquire 55,000 additional shares of New Parent Class A Common Stock in the aggregate at a price of the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock, which option will expire 5 days after closing. None of these are assumed to be exercised and they are not reflected in the Pro Forma Financial Statements.

(b)	Represents the pro forma reclassification of CrossingBridge’s membership interests to retained earnings (accumulated deficit) of $1,353,526.

(c)

Represents the pro forma impact to the balance sheet of accruing approximately $500,000 of transaction expenses incurred subsequent to March 31, 2022, with an offsetting increase to accumulated deficit.

(d)

Represents the pro forma impact of the elimination of the Company’s historical goodwill and the allocation of purchase consideration to the identifiable intangible assets acquired (customer relationships) recognition of a gain from the bargain purchase reflecting the excess of the fair value of the net assets acquired over the purchase consideration.  This is the result of the transaction being based on a fixed number of shares and the subsequent decrease in the Company’s stock price at August 10, 2022.

(e)	Represents the pro forma impact of eliminating ENDI’s historical accumulated deficit of $11,631,676.

(f)	Represents the pro forma straight-line annual amortization for the acquired intangible asset related to customer relationships, over its preliminary estimated useful life of four years.

(g)	Represents pro forma adjustment due to working capital target amount.

(h)

Represents pro forma adjustments to recognize the impact to pro forma equity and the impact to the pro forma statement of operations for the year ended December 31, 2021, for the post-combination compensation expense related to the Class W-2 Warrant and the additional share purchases totaling $94,050.

(i)

The pro forma income (loss) from operations does not reflect any additional provision (benefit) for income taxes resulting from the Mergers due to the presence of net operating loss carryforwards and a full valuation allowance for all net deferred tax assets. The Company has not yet completed a study of any potential limitation on the use of its net operating loss carryforward under section 382 of the Internal Revenue Code of 1986, as amended. ENDI’s income tax provision for the year ended December 31, 2021, was a current provision solely attributable to current period distributions related to the Company’s investment in Alluvial Fund and such amount will not be affected by CBA income.

The summary of the effects of purchase accounting on equity and redeemable Class B Common Stock and Class W-1 warrant is as follows:

	Member’s Equity	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity	Class B Liability	W-1 Warrant Liability	Total Liability

Historical CrossingBridge Advisors, LLC	$1,353,526	$-	$-	$-	$1,353,526	$-	$-	$-
Historical Enterprise Diversified, Inc.	-	330,922	27,673,692	(11,631,676)	16,372,938	-	-	-
Combined	1,353,526	330,922	27,673,692	(11,631,676)	17,726,464	-	-	-

Transaction Accounting Adjustments
GAAP purchase price	-	505	13,791,259	-	13,791,764	-	610,000	610,000
Gain on bargain purchase	-	-	-	3,154,729	3,154,729	-	-	-
Post-combination compensation expense	-	-	94,050	(94,050)	-	-	-	-
Accrued transaction expenses	-	-	-	(500,000)	(500,000)	-	-	-
Working capital adjustment to purchase price	-	-	(603,526)	-	(603,526)	-	-	-
Additional purchase of common shares	-	10	536,900	-	536,910	-	-	-
Reclassify CBA historical member’s equity	(1,353,526)	-	-	1,353,526	-	-	-	-
Eliminate ENDI historical equity	-	(330,922)	(27,673,692)	11,631,676	(16,372,938)	-	-	-
Subtotal Transaction Accounting Adjustment	(1,353,526)	(330,407)	(13,855,009)	15,545,881	6,939	-	610,000	610,000

Pro Forma Combined	$-	$515	$13,818,683	$3,914,205	$17,733,403	$-	$610,000	$610,000

The estimated and preliminary fair value of the Class W-1 Warrant is based on the Black-Scholes option pricing model using an exercise price of $8.00, a stock price of $5.44 and an annual dividend yield of 0%. Other assumptions included in the model are volatility of 38.00%, a risk-free rate of 1.23% and an expected life of five years. Because the redeemable Class B Common Stock have no economic interests, the entire fair value was allocated to the Class W-1 Warrant.

5.	Pro Forma Income per Share

Pro forma income per share, basic and diluted, including pro forma impacts of the Mergers, is calculated as follows:

	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Basic and Diluted
Net income (loss), as originally reported (Enterprise Diversified, Inc.)	$(732,822)	$2,822,349
Pro forma net income (loss)	$(58,455)	$7,044,114

Basic
Weighted average outstanding shares for the year, as originally reported (Enterprise Diversified, Inc.)	2,647,383	2,643,302
Pro forma adjustment - weighted average common shares issued as consideration	2,500,000	2,500,000
Pro forma weighted average outstanding shares, basic	5,147,383	5,143,302

Basic income (loss) per share, as originally reported (Enterprise Diversified, Inc.)	$(0.28)	$1.07
Pro forma basic income (loss) per share	$(0.01)	$1.37

Diluted
Weighted average outstanding shares for the year, as originally reported (Enterprise Diversified, Inc.)	2,647,383	2,643,633
Pro forma adjustment - weighted average common shares issued as consideration	2,500,000	2,500,000
Pro forma weighted average outstanding shares, diluted	5,147,383	5,143,633

Diluted income (loss) per share, as originally reported (Enterprise Diversified, Inc.)	$(0.28)	$1.07
Pro forma diluted income (loss) per share	$(0.01)	$1.37

Basic and diluted weighted average shares outstanding as originally reported are adjusted to reflect the effects of (i) the exchange of all outstanding shares of ENDI common stock for an equal number of shares of New Parent Class A Common Stock, (ii) the issuance of 2,400,000 shares of New Parent Class A Common Stock in exchange for 100% of CrossingBridge’s membership interests and (iii) the purchase of an additional 100,000 shares of New Parent Class A Common Stock by the CBA Member.

Basic and diluted earnings per share calculations excludes the following securities as their inclusion would be anti-dilutive: (i) A Class W-1 Warrant to acquire 1,800,000 shares of New Parent Class A Common Stock and a Class W-2 Warrant to acquire 250,000 shares of New Parent Class A Common Stock, (ii) 250,000 stock purchase options and (iii) 55,000 stock purchase options. In addition, 1,800,000 shares of New Parent Class B Common Stock are excluded as they have no economic interest and are not considered participating securities; they are for voting purposes only.